Exhibit 99.1

Press Contact:
Barry Holt
203-517-3110
bholt@informationsg.com

Investor Contact:
Frank Martell
203-517-3104
fmartell@informationsg.com

INFORMATION SERVICES GROUP ANNOUNCES

TPI NINE MONTHS PERFORMANCE AND RESULTS OF SHARE
REPURCHASE PLAN

TPI Delivers Solid Nine Months Results

ISG Implements Significant Share Repurchases; Announces Program to
Buyback Additional Shares and/or Warrants

STAMFORD, Conn., November 28, 2007 — Information Services Group (ISG) (AMEX: III.U, III, III.WS) announced nine months results for TPI, the largest sourcing advisory firm in the world.  ISG completed the acquisition of TPI on November 16, 2007.  ISG also announced today that the number of its outstanding common shares has been significantly reduced through its repurchase program as well as shareholder elections to convert shares for a prorated portion of ISG’s trust account.

 “The closing of our acquisition of TPI together with the significant reduction in the number of outstanding ISG shares puts the Company squarely on track to reach our objective to build a high-growth, industry-leading information services company,” said Michael P. Connors, Chairman and CEO of ISG. “TPI’s financial results are in line with our expectations with solid underlying top and bottom line growth.”

Information Services Group, Inc.	t: 203 517 3100
Four Stamford Plaza	f: 203 517 3199
107 Elm Street, Stamford, CT 06902	www.informationsg.com

TPI Delivers Solid Nine Months 2007 Performance

ISG said today that TPI reported revenues of $129.5 million for the first nine months of 2007, up $6.2 million or 5% from the prior year.  During the first half of 2006, TPI concluded an extraordinarily large ($10.7 million) and unique IT renegotiation for its largest client. There was no equivalent counterpart to this transaction during the first half of 2007.  Before the impact of this extraordinarily large and unique IT renegotiation, TPI revenues increased $16.9 million or 15% during the first nine months of 2007.

TPI experienced strong underlying demand for its sourcing services in all of its geographies during the first nine months of 2007.  Areas of particular strength included strategy, benchmarking and assessment services, service management and governance support as well as consulting and analytics.

“I am pleased with TPI’s strong revenue performance in the first nine months of this year,” said Connors.  “Our international operations continued to deliver robust growth — up 19% — and our revenues in North America were up 13% before the impact of the unique IT related renegotiation we concluded in 2006.”

Net income for the first nine months of 2007 was $5.6 million, up 43%.  Earnings before interest, taxes and depreciation and amortization (EBITDA, a non-GAAP measure) totaled $13.8 million, an increase of $2.6 million or 23% from last year.  During the first nine months of 2007, depreciation and amortization, taxes and net interest expense totaled $1.6 million, $4.0 million and $2.6 million, respectively.  First nine months 2006 net income totaled $3.9 million while depreciation and amortization, taxes and net interest expense totaled $1.8 million, $2.6 million and $2.8 million, respectively.  EBITDA in the first nine months of 2006 included the benefit (approximately $2.3 million) of the extraordinarily large and unique IT renegotiation mentioned previously.  Before the impact of this extraordinarily large and unique IT renegotiation, EBITDA for the first nine months of 2007 increased $4.4 million or 47% from prior year.

During the first nine months of 2007, TPI recorded $1.1 million in severance costs and $0.6 million in acquisition expenses related to the ISG transaction.  During the first nine months of 2007, TPI invested $0.9 million to launch operations in Sweden, Japan and the public sector industry vertical in North America.  These investments had no 2006 counterpart.  In addition, first nine months of 2007 EBITDA included approximately $2.4 million of costs related to personnel who have exited or are expected to exit the business in connection with the acquisition.

“Underlying revenue growth continues to be very solid while we have grown EBITDA significantly, even after incurring deal-related severance and transactional costs as well as making investments in new international operations and the launch of our public sector vertical in the U.S.” Mr Connors added.  “Demand for TPI services continues to be strong as we head into 2008.”

Share Repurchase Program Continues; TPI Employees Purchase ISG Shares

ISG announced that it had repurchased 7,648,188 shares of its common stock from existing shareholders under the Company’s previously announced $85 million share repurchase program.  In addition, at the special meeting held on November 13, 2007, shareholders owning 4,484,180 shares of ISG’s common stock elected to redeem those shares for a prorated portion of the Company’s trust account.  ISG also confirmed that 128 TPI employees had purchased 2,881,752 shares of newly issued common stock under the terms of previously signed subscription, non-competition and related agreements.  These transactions were completed on November 16, 2007 and collectively resulted in a net reduction of 23% of ISG’s 40,429,687 outstanding common shares.

Separately, ISG announced that its Board of Directors had amended its repurchase program such that $15 million remains available for repurchases of common stock and/or warrants.

“We believe that the actions already taken to reduce our share count together with our ongoing repurchase program will create significant shareholder value.” said Mr. Connors.

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About Information Services Group, Inc.

Information Services Group, Inc. (ISG) was founded in 2006 to build an industry-leading, high-growth, information-based services company by acquiring and growing businesses in advisory, data, business and media information services.  In November 2007, the company acquired TPI, the largest sourcing advisory firm in the world. Based in Stamford, Conn., ISG has a proven leadership team with global experience in information-based services and a track record of creating significant value for shareowners, clients and employees.  For more, visit www.informationsg.com.

About TPI

TPI, a unit of Information Services Group, Inc. (ISG), is the founder and innovator of the sourcing advisory industry, and the largest sourcing advisory firm in the world. We are expert at a broad range of business support functions and related research methodologies. Utilizing deep functional domain expertise and extensive practical experience, TPI’s accomplished industry experts collaborate with organizations to help them advance their business operations through the best combination of outsourcing, offshoring, shared services and internal service optimization. For additional information, visit www.tpi.net.

Forward-Looking Statements

This communication contains “forward-looking statements” which represent the current expectations and beliefs of management of ISG concerning future events and their potential effects. Statements contained herein including words such as “anticipate,” “believe,” “contemplate,” “plan,” “estimate,” “expect,” “intend,” “will,” “continue,” “should,” “may,” and other similar expressions, are “forward-looking statements” under the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are not guarantees of future results and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated.  Those factors include, without limitation: (1) the ability to successfully combine the businesses of ISG and TPI; (2) the amount of cash available, operating costs and business disruption following the acquisition, including adverse effects on relationships with employees; (3) changes in the stock market and interest rate environment that affect revenues; (4) diversion of management time on acquisition related issues; (5) reaction of TPI clients to the transaction; (6) retention of key employees following closing; (7) general economic conditions such as inflation; and (8) general political and social conditions such as war, political unrest and terrorism.  The risks also relate to inherent business, economic and competitive uncertainties and contingencies relating to the businesses of ISG and TPI including: (1) failure to secure new engagements or loss of important clients; (2) ability to hire and retain enough qualified employees to support operations; (3) ability to maintain or increase billing and utilization rates; (4) management of rapid growth; (5) success of expansion internationally; (6) competition; (7) ability to move the product mix into higher margin businesses; (8) operating TPI as a public company; (9) healthcare and benefit cost management; (10) ability to protect ISG and TPI’s intellectual property and the intellectual property of others; (11) currency fluctuations and exchange rate adjustments; (12) ability to successfully consummate or integrate strategic acquisitions; and (13) ability to achieve the cost reduction and productivity improvements contemplated by the previously announced “Value Creation Plan”.  Certain of these and other applicable risks, cautionary statements and factors that could cause actual results to differ from ISG’s forward-looking statements are included in ISG’s filings with the U.S. Securities and Exchange Commission (“SEC”), specifically as described in ISG’s annual report on Form 10-K for the fiscal year ended December 31, 2006, and ISG’s definitive proxy statement.  ISG undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances.